As filed with the Securities and Exchange Commission on August 9, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MEMC Electronic Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	56-1505767
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

(636) 474-5000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Bradley D. Kohn

Senior Vice President and General Counsel

MEMC Electronic Materials, Inc.

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

(636) 474-5000

(Name, address, including zip code, and telephone number,

including area code, of agent for Service)

Copies of all correspondence to:

LaDawn Naegle

Bryan Cave LLP

1155 F Street, N.W.

Washington, DC 20004

(202) 508-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒           Accelerated filer ☐           Non-accelerated filer ☐           Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.01 per share	569,260(1)	$5.81(2)	$3,307,400.50(2)	$383.99

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also relates to such additional shares as may be issuable as a result of certain adjustments, including, without limitation, stock dividends and stock splits.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low reported sales prices on the New York Stock Exchange on August 5, 2011.

PROSPECTUS

MEMC Electronic Materials, Inc.

569,260 shares of Common Stock

This Prospectus will be used from time to time by the selling stockholders to resell certain shares of our common stock. The selling stockholders may also be offered additional shares of common stock acquired as a result of stock splits, stock dividends or similar transactions.

We will not receive any proceeds from the shares of common stock sold by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “WFR.” On August 5, 2011 the last sale price of our common stock as reported on the New York Stock Exchange was $5.54 per share.

The selling stockholders may sell the shares of common stock described in the Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 10 of this Prospectus for more information about how the selling stockholders may sell their shares of common stock.

Investing in our securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2011

No dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted by applicable law. The information contained in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. Under this automatic shelf registration process, the selling stockholders listed herein may, from time to time, sell shares of our common stock as described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained and incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information that is different. The selling stockholders are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted by applicable law. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained herein is correct as of any time subsequent to the date hereof or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to the date hereof.

MEMC®, Technology Is Built On Us®, Magic Denuded Zone®, MDZ®, ADVANTA™, OPTIA™ and AEGIS™ are our trademarks in the United States and other jurisdictions.

Unless the context requires otherwise, in this prospectus the words “MEMC,” “our company,” “we,” “us,” and “our” refer to MEMC Electronic Materials, Inc. and its consolidated subsidiaries.

ii

SUMMARY

Overview

We are a global leader in the development, manufacture, and sale of silicon wafers, and with the acquisition of SunEdison in 2009, a major developer and seller of photovoltaic energy solutions. We are organized by end market, with three business segments: Semiconductor Materials, Solar Materials, and Solar Energy. Semiconductor Materials provides silicon wafers ranging from 100 millimeter (4 inch) to 300 millimeter (12 inch) as the base material for the production of semiconductor devices. Solar Materials sells silicon wafers, primarily 156 millimeter, for solar applications. Depending on market conditions, we may also sell intermediate silicon products such as polysilicon and silane to solar cell manufacturers, flat panel display producers, or other markets. Our Solar Energy segment (SunEdison) designs, develops, installs, finances and monitors solar energy systems and facilitates the sale of solar generated electricity. Through SunEdison, we are one of the world’s leading developers of solar energy projects and, we believe, one of the most geographically diverse. Our technology leadership in silicon and downstream solar are enabling us to expand our customer base and lower costs throughout the silicon supply chain.

We were formed in 1984 as a Delaware corporation and completed our initial public stock offering in 1995. Our corporate structure includes, in addition to our wholly owned subsidiaries, an 80%-owned consolidated joint venture in South Korea (MEMC Korea Company or MKC). We also have four 50% owned consolidated joint ventures related to the construction and operation of solar energy systems.

The selling stockholders acquired the shares of our common stock which are the subject of this prospectus in connection with the SunEdison acquisition as provided for in the agreement and plan of merger. These shares were previously held in an escrow account to satisfy, in part, potential indemnification obligations. On July 14, 2011, we released a portion of these shares held in escrow and expect to deliver the remaining shares at future dates. See “Selling Stockholders” below.

Our principal executive offices are located at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, and our telephone number is (636) 474-5000. Our website address is www.memc.com. We do not incorporate the information contained on our website into this Prospectus, and you should not consider it part of this Prospectus.

The Offering

Securities Offered	Common stock, $0.01 par value per share

Number of shares of common stock being offered	Up to 569,260 shares

Common stock issued and outstanding after the offering	230,420,778 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering.

New York Stock Exchange Symbol	WFR

RISK FACTORS

This prospectus contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those incorporated herein by reference from our 2010 Annual Report. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially for those in the forward-looking statements. These risks include those described in the “Risk Factors” item of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (filed February 22, 2011), and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 (filed May 5, 2011), and June 30, 2011 (filed August 9, 2011), all of which are incorporated by reference in this prospectus.

An investment in our common stock involves a high degree of risk. You should carefully consider the specific factors listed below together with the risk factors incorporated by reference in this prospectus and other information included in this prospectus or incorporated by reference in this prospectus, including our financial statements and related notes, before you decide whether to purchase shares of our common stock. Additional risks and uncertainties, including those that are not yet identified or that we, as of the date of this prospectus, think are immaterial, may also adversely affect our business, results of operations and financial condition. The market price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements set forth in this prospectus and incorporated by reference from documents we have filed with the Securities and Exchange Commission may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding demand and/or pricing of our products or the pricing environment in the future; our statements regarding realization of the benefits of our tax assets; our statements regarding our exposure to indemnification of our solar energy system customers; the timing of reclassification of our currency forward contracts; the appropriateness of our tax positions and the timing of our IRS tax audits; the timing of our various manufacturing ramps; the accounting treatment of our acquisitions; the anticipated growth of our business in 2011; future amendments or termination of our agreements with our long-term solar wafer customers; the nature and extent of tax rebate programs or feed-in-tariffs in the future; the ultimate impact our legal proceedings may have on us; the charges we expect to incur and the savings we expect to realize by our announced restructurings; the anticipated effect of certain accounting pronouncements on our results of operations and financial condition; the classification of our solar energy systems as direct sales, sale-leasebacks or held systems; our expectation that gross profit in the near term should improve based on the curtailment of earthquake related charges; the requirements of and our compliance with the terms governing our indebtedness, including the indenture governing our senior notes due 2019; and our statements regarding our working capital and other capital requirements for the next 12 months.

These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. See “Risk Factors” beginning on page 2 of this prospectus for reference to the factors that could cause actual results to differ materially.

You should not place undue reliance on such statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward looking statements that we may issue in the future. We do not undertake any obligation to release publicly any revisions to such forward looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

SELLING STOCKHOLDERS

In connection with the acquisition of SunEdison, we have released from escrow 527,514 shares of our common stock which were contingent merger consideration in a private placement to the selling stockholders, all of whom are “accredited investors.” We expect to release the remaining shares as additional merger consideration to the same selling stockholders in the future. Pursuant to the registration rights agreement we entered into in connection with the merger, we are registering all of these shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time once such shares are issued to them.

The following selling stockholders had a material relationship with MEMC within the last three years, as more fully described below. The remaining selling stockholders did not have a material relationship with MEMC.

-	Brian Robertson was President, Chief Financial Officer and Chief Operating Officer of SunEdison. Mr. Robertson was an employee of SunEdison from May 2004 to June 2008.

-	Christopher Cook was Senior Vice President of Market Creation of SunEdison. Mr. Cook was an employee of SunEdison from January 2005 to August 2008.

-	Jigar Shah was Chief Executive Officer and Chief Strategy Officer of SunEdison. Mr. Shah was an employee of SunEdison from October 2003 to November 2008.

-	Claire Broido-Johnson was Vice President of Renewable Energy Credits of SunEdison. Ms. Broido-Johnson was an employee of SunEdison from October 2003 to December 2008.

-

Brian Jacolick is the Senior Vice President of Global Business Development and Merger Acquisition of SunEdison and was a member of the Board of Managers of SunEdison from July 2008 to the effective time of the Merger.

-

David Buzby, who controls Buzby-Vasan Trust, was a member of the Board of Managers of SunEdison from March 2005 to the effective time of the Merger, and was the interim Chief Executive Officer of SunEdison from October 2006 to February 2007, and again from August 2008 to February 2009.

-

Mark Cirilli is the Managing Director of MissionPoint Capital Partners, an affiliate of MissionPoint SE Parallel Fund, L.P. and MissionPoint SE Alternative Parallel Fund, L.P. Mr. Cirilli was a member of the Board of Managers of SunEdison from September 2005 to the effective time of the Merger.

-	Martin T. Hart is the Manager of H Investment Company LLC. Mr. Hart was a member of the Board of Managers of SunEdison from October 2008 to August 2009.

-	Rick Lavezzo was a Regional Construction Manager of SunEdison. Mr. Lavezzo was an employee of SunEdison from August 2006 to October 2009.

-	Gary Lavezzo is a Regional Construction Manager of SunEdison and has been employed at SunEdison since September 2006.

-	Angela Lavezzo was Director of Service, Europe, of SunEdison. Ms. Lavezzo was an employee of SunEdison from August 2006 to October 2009.

-	Mark Culpepper was Chief Technology Officer of SunEdison, is currently an employee of SunEdison and has been employed at SunEdison since September 2006.

-	Kevin Lapidus is Senior Vice President and General Counsel of SunEdison and has been employed at SunEdison since February 2007.

-	Carlos Domenech is President of SunEdison and has been employed at SunEdison since September 2007.

-	Karl Swanson is Director of Energy Efficiency of SunEdison and has been employed at SunEdison since January 2008.

-	Greg Tinfow is Managing Director, Software Research and Development of SunEdison and has been employed at SunEdison since January 2008.

-	Gerwin Dreesmann was General Manager, Europe of SunEdison. Mr. Dreesmann was an employee of SunEdison from January 2009 to January 2010.

-	Carole Ann Jacolick is Vice President of Global Human Resources of SunEdison and has been employed at SunEdison since February 2006.

-	Cory Robert Vaughan is a Director of Channel Program of SunEdison and has been employed at SunEdison since August 2006.

-	Matthew Alon Dickey is a Director of Public Sector of SunEdison and has been employed at SunEdison since August 2006.

-	Scott Provinse is a Director of Sales Federal Government of SunEdison and has been employed at SunEdison since June 2007.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock owned by or attributable to such selling stockholder immediately prior to this registration (including the shares offered by this prospectus), the number of shares offered hereby and registered by the registration statement of which this prospectus is a part, and the number of shares of our common stock to be owned by each selling stockholder after this offering. The number of shares to be owned after this offering assumes that all shares covered by this prospectus will be sold by the selling stockholders and that no additional shares of our common stock are subsequently bought or sold by the selling stockholders. None of the selling stockholders owns more than one percent of the outstanding common stock of the Company.

Name	Ownership Prior to the Registration (1)	Shares Covered by this Registration Statement(1)	Ownership After the Shares are Sold
MissionPoint SE Parallel Fund, L.P.	35,670	35,670	0
MissionPoint SE Alternative Parallel Fund, L.P.	3,050	3,050	0
H Investment Company LLC	61,297	15,044	46,253
Buzby-Vasan 1997 Trust	50,173	8,596	41,577
Jigar Shah	303,205	108,922	194,283
James R. Zarley Trust	10,170	3,008	7,162
Brian Jacolick	176,971	44,545	132,426
Christopher Cook	151,097	83,202	67,895
Brian Robertson	165,424	72,625	92,799
Robertson SunEdison Holdings LLC	9,299	4,117	5,182
Marbar Grantor Retained Annuity Trust I	19,608	8,681	10,927
Robertson Family Grantor Retained Annuity Trust II	9,803	4,340	5,463
The Christopher Cook Grantor Retained Annuity Trust	24,942	11,043	13,899
Jigar H. and Khushali P. Shah 2007 Irrevocable Trust Agreement dated October 23, 2007	42,673	42,673	0
The Claire B. Johnson Grantor Retained Annuity Trust	18,435	8,162	10,273

The Brian Jacolick Grantor Retained Annuity Trust	3,442	1,524	1,918
The Jeremy Page Grantor Retained Annuity Trust	3,442	1,524	1,918
Page Family Holdings, LLC	619	274	345
NVT Holdings, Inc.	614	272	342
David Buzby	7,011	7,011	0
FTF Family LLC	6,773	2,007	4,766
John W. Weiser 2008 GRAT	3,472	1,537	1,935
David Cohen	9,634	4,265	5,369
L and L Gross Living Trust	9,634	4,265	5,369
Rick Lavezzo	8,743	5,215	3,528
Gary Lavezzo	15,573	5,215	10,358
Angela Lavezzo	7,096	3,569	3,527
Mark Culpepper	25,197	2,095	23,102
Kevin Lapidus	42,632	3,124	39,508
Carlos Domenech	161,762	6,774	154,988
New Enterprise Associates 12, Limited Partnership	114,954	24,703	90,251
Altira Technology Fund V L.P.	27,896	12,351	15,545
Karl Swanson	17,632	7,107	10,525
Greg Tinfow	6,599	2,599	4,000
Gerwin Dreesmann	15,431	15,431	0
Carole Ann Jacolick	27,965	2,134	25,831
Cory Robert Vaughan	2,484	1,088	1,396
Matthew Alon Dickey	6,431	1,386	5,045
Scott H. Provinse	804	112	692
Total	1,607,657	569,260	1,038,397

(1) Includes a total of 41,746 shares held in escrow, which are expected to be released to the selling stockholders in the future. The 41,746 shares held in escrow are attributable to the selling stockholders as follows: MissionPoint SE Parallel Fund, L.P. (2,616); MissionPoint SE Alternative Parallel Fund, L.P. (224); H Investment Company LLC (1,104); Buzby-Vasan 1997 Trust (630); Jigar Shah (7,988); James R. Zarley Trust (220); Brian Jacolick (3,266); Christopher Cook (6,102); Brian Robertson (5,326); Robertson SunEdison Holdings LLC (302); Marbar Grantor Retained Annuity Trust I (636);

Robertson Family Grantor Retained Annuity Trust II (318); The Christopher Cook Grantor Retained Annuity Trust (810); Jigar H. and Khushali P. Shah 2007 Irrevocable Trust Agreement dated October 23, 2007 (3,130); The Claire B. Johnson Grantor Retained Annuity Trust (598); The Brian Jacolick Grantor Retained Annuity Trust (112); The Jeremy Page Grantor Retained Annuity Trust (112); Page Family Holdings, LLC (20); NVT Holdings, Inc. (20); David Buzby (514); FTF Family LLC (148); John W. Weiser 2008 GRAT (112); David Cohen (312); L and L Gross Living Trust (312); Rick Lavezzo (382); Gary Lavezzo (382); Angela Lavezzo (262); Mark Culpepper (154); Kevin Lapidus (230); Carlos Domenech (496); New Enterprise Associates 12, Limited Partnership (1,812); Altira Technology Fund V L.P. (906); Karl Swanson (522); Greg Tinfow (190); Gerwin Dreesmann (1,132); Carole Ann Jacolick (156); Cory Robert Vaughan (80); Matthew Alon Dickey (102); and Scott H. Provinse (8).

PLAN OF DISTRIBUTION

The selling stockholders may effect from time to time sales of the common stock directly or indirectly, by or through underwriters, agents or broker-dealers, and the common stock may be sold by one or a combination of several of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions;

•	an underwritten public offering in which one or more underwriters participate;

•	put or call options transactions or hedging transactions relating to the common stock;

•	short sales;

•	purchases by a broker-dealer as principal and resale by that broker-dealer for its own account;

•	“block” sale transactions;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The common stock may be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the common stock or at negotiated prices. At the time that a particular offer is made, a prospectus supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by the selling stockholders and purchasers of the common stock may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the selling stockholders and the purchasers of the common stock in amounts that will be negotiated prior to the time of the sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. If the shares of common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business. We have not been advised that the selling stockholders have any definitive selling arrangement with any underwriter, broker-dealer or agent.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

The selling stockholders may also resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), provided that such sale meets the criteria and conforms to the requirements of such rule.

Any broker or dealer participating in any distribution of the common stock in connection with the offering made by this prospectus may be considered to be an “underwriter” within the meaning of the Securities Act and may be required to deliver a copy of this prospectus, including a prospectus supplement, if required, to any person who purchases any of the common stock from or through that broker or dealer.

We will not receive any of the proceeds from the sale of the common stock offered pursuant to this prospectus. We will bear all expenses incident to the registration of the common stock under federal and state securities laws and the sale of the common stock hereunder other than discounts, fees of underwriters, selling brokers and dealer managers, attorneys fees incurred by the selling stockholders, and any transfer taxes payable on any shares.

In order to comply with various states’ securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.

We have agreed to indemnify the selling stockholders and any person authorized to act and who acts on behalf of the selling stockholders against liabilities relating to the registration statement, including liabilities under the Securities Act and the Exchange Act. The selling stockholders have agreed to indemnify us, our directors and officers and any control persons against liabilities relating to any information given to us by such parties for inclusion in the registration statement, including liabilities under the Securities Act and the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, including the attached exhibits, and any reports, proxy statements or other information that we file at the SEC’s public reference room in Washington, D.C. at Room 1580, 100 F Street, N.E., 20549. You can request copies of these documents by writing to the SEC and paying a duplicating charge. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms in other cities. The SEC makes our filings available to the public on its Internet site (http://www.sec.gov). In addition, you may inspect such reports and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

In addition, we make available free of charge through our Internet site (http://www.memc.com) reports we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC.

The SEC allows us to “incorporate by reference” information into this prospectus, which means we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this prospectus, except for any information directly superseded by information subsequently filed with the SEC and incorporated in this prospectus.

We incorporate by reference into this prospectus the following documents (SEC File No. 1-13828), which contain important information about us and our business and financial results:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011;

•

our Definitive Proxy Statement on Schedule 14A related to our Annual Meeting of Shareholders, filed on March 11, 2011 (only with respect to information contained in such Definitive Proxy Statement that is incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2010);

•

our Current Reports on Form 8-K dated January 10, 2011 and February 3, 2011, February 22, 2011, February 23, 2011, February 25, 2011, March 3, 2011, March 9, 2011, March 10, 2011, March 15, 2011, March 24, 2011, March 29, 2011, March 29, 2011, April 29, 2011, May 11, 2011, June 29, 2011, July 6, 2011, August 4, 2011, August 9, 2011 and our Current Report on Form 8-K/A dated January 24, 2011; and

•	the description of the MEMC common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 21, 1995.

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the expiration of the offering. The SEC allows us to incorporate by reference into this prospectus such documents. You should consider any statement contained in this prospectus (or in a document incorporated into this prospectus) or any prospectus supplement to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

You may obtain copies of any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling our director of investor relations at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376 (telephone (636) 474-5000).

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Bryan Cave LLP, Washington, DC.

EXPERTS

The consolidated financial statements of MEMC Electronic Materials, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2010 consolidated financial statements dated February 22, 2011, except as it relates to the condensed consolidating financial information disclosed in Note 24 and the subsequent events disclosed in Note 25, as to which the date is August 9, 2011, refers to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2009-17, Consolidations: Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, (included in FASB Accounting Standards Codification (ASC) Topic 810, Consolidation, as of January 1, 2010, the adoption of FASB Staff Position FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (included in FASB Accounting Standards Codification (ASC) Topic 320, Investments-Debt and Equity Securities), as of April 1, 2009 and FASB No. 141(R), Business Combinations (included in ASC Topic 805, Business Combinations), as of January 1, 2009.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee	$383.99
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	25,000

Total	$40,383.99

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation, as amended, contains such a provision.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the operation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Company’s Restated Certificate of Incorporation, as amended, contains such a provision.

We have entered into indemnification agreements with substantially all of our executive officers and directors which provide indemnification under certain circumstances for acts and omissions.

The Registrant has in effect a directors and officers liability insurance policy providing insurance for the directors and officers of the Registrant against certain liabilities asserted against them or incurred by them, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934. The Registrant pays the entire premium of this policy.

Item 16. Exhibits

Exhibit No.	Description

2.1*

Agreement and Plan of Merger by and among the Company, Sierra Acquisition Sub, LLC, SunEdison LLC, and the Unitholder Representatives, dated as of October 22, 2009 (incorporated by reference to Exhibit 10.59 to the Company’s Form 10-Q filed November 5, 2009).

2.2

Amendment to Agreement and Plan of Merger by and among the Company, Sierra Acquisition Sub, LLC, SunEdison LLC, and the Unitholder Representatives, dated as of November 11, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed November 17, 2009).

4.1

Registration Rights Agreement by and among the Company, the Unitholder Representatives, Sierra Acquisition Sub, LLC, SunEdison, LLC, and Carlos Domenech, Peter J. Lee and Thomas Melone dated November 20, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed November 23, 2009).

5.1	Opinion of Bryan Cave LLP

23.1	Consent of KPMG LLP

23.2	Consent of Bryan Cave LLP (included in Exhibit 5)

24	Powers of Attorney (included on the signature page hereto)

*	Confidential treatment of certain portions of this document has been requested

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)        That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Peters, State of Missouri, on August 9, 2011.

MEMC ELECTRONIC MATERIALS, INC.

By:	/s/ Ahmad R. Chatila
Ahmad R. Chatila
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each of such persons appoints Ahmad Chatila and Bradley D. Kohn or each of them with full power to act without the other, his true and lawful attorneys-in-fact and agents of him and on his behalf and in his name, place and stead, and in any and all capacities, with full and several power of substitution, to sign and file with the proper authorities any and all documents in connection with this registration statement on Form S-3, any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ahmad R. Chatila Ahmad R. Chatila	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2011

/s/ Mark J. Murphy Mark J. Murphy	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 9, 2011

/s/ Denis McCarthy Denis McCarthy	Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)	August 9, 2011

/s/ Peter Blackmore Peter Blackmore	Director	August 9, 2011

/s/ Robert J. Boehlke Robert J. Boehlke	Director	August 9, 2011

/s/ Emmanuel T. Hernandez Emmanuel T. Hernandez	Director	August 9, 2011

/s/ John Marren John Marren	Chairman of the Board of Directors	August 9, 2011

/s/ Michael McNamara Michael McNamara	Director	August 9, 2011

/s/ William E. Stevens William E. Stevens	Director	August 9, 2011

/s/ Marshall Turner Marshall Turner	Director	August 9, 2011

/s/ James B. Williams James B. Williams	Director	August 9, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Bryan Cave LLP

23.1	Consent of KPMG LLP